Exhibit 99.1

UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hollander: 816.729.1027

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Third Quarter 2025 Results

Third Quarter 2025 Financial Highlights

•
GAAP net income available to common shareholders of $180.4 million, or $2.36 per diluted common share, an increase of 64.5% as compared to the third quarter of 2024.
•
Net operating income available to common shareholders(i) of $206.5 million, or $2.70 per diluted common share, an increase of 87.2% as compared to the third quarter of 2024.
•
Third quarter 2025 return on average assets of 1.04% and return on average common equity of 10.14%.
•
Efficiency ratio improved to 58.1% as compared to 61.7% in the third quarter of 2024.
•
Net interest margin on a fully taxable equivalent basis of 3.04%, up 58 basis points from the third quarter of 2024.
•
Average loans increased 8.0% on a linked-quarter annualized basis to $37.1 billion; average loans increased $12.8 billion, or 52.3%, as compared to the third quarter of 2024. End-of-period loans were $37.7 billion at September 30, 2025.
•
Average deposits increased 8.0% on a linked-quarter annualized basis to $56.8 billion. End-of-period deposits were $60.1 billion at September 30, 2025.
•
Expenses of $419.3 million included $35.6 million in acquisition-related costs.
•
Noninterest income increased 28.1% to $203.3 million compared to the third quarter of 2024.
•
Total assets at September 30, 2025 were $71.9 billion, up 51.3% from $47.5 billion as of September 30, 2024.
•
Successfully integrated Heartland Financial, USA, Inc. (HTLF) to UMB's core systems in mid-October.

(i) A non-GAAP financial measure reconciled later in this release to the nearest comparable GAAP measure.

KANSAS CITY, Mo. (October 28, 2025) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income available to common shareholders for the third quarter of 2025 of $180.4 million, or $2.36 per diluted share, compared to $215.4 million, or $2.82 per diluted share, in the second quarter (linked quarter) and $109.6 million, or $2.23 per diluted share, in the third quarter of 2024.

Net operating income available to common shareholders, a non-GAAP financial measure reconciled later in this release to net income available to common shareholders, the nearest comparable GAAP measure, was $206.5 million, or $2.70 per diluted share, for the third quarter of 2025, compared to $225.4 million, or $2.96 per diluted share, for the linked quarter and $110.4 million, or $2.25 per diluted share, for the third quarter of 2024. Operating pre-tax, pre-provision income (operating PTPP), a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $293.4 million, or $3.84 per diluted share, for the third quarter of 2025, compared to $309.2 million, or $4.06 per diluted share, for the linked quarter, and $154.6 million, or $3.15 per diluted share, for the third quarter of 2024. These operating PTPP results represent a decrease of 5.1% on a linked-quarter basis and an increase of 89.8% compared to the third quarter of 2024.

“We are extremely pleased to have completed the final milestone of our Heartland Financial USA, Inc. acquisition by successfully executing the systems and brand conversion following the third quarter,” said Mariner Kemper, UMB Financial Corporation chairman and chief executive officer. “I am incredibly proud of the teams that have been working around the clock to make this a smooth and seamless transition for all our clients as well as our associates, and are excited to be operating as one company. Additionally, the combined teams continued to deliver on our business fundamentals as evidenced by our strong third quarter results, which set a new record for loan production and also drove strong fee income, stable credit quality, and continued positive operating leverage.

“Additionally, our third quarter results once again demonstrate the strength of our diversified business model, with strong organic growth momentum supplemented by the early successes from our acquired markets. Average loans and deposits both increased 8.0% annualized on a linked-quarter basis. Gross loan production for the third quarter was a record high at $2.1 billion, and average commercial and industrial loans increased 14.2% on a linked-quarter annualized basis. Noninterest income, excluding investment gains or losses, increased 12.4% to $207.4 million. Net charge-offs on legacy UMB loans averaged only eight basis points of average loans in the third quarter, down from 13 basis points in the prior quarter.”

Third Quarter 2025 earnings discussion

Note: The acquisition of HTLF closed on January 31, 2025; as such, financial results for the second and third quarters of 2025 include the impact from the acquired operations. Financial results in the third quarter of 2024 were impacted by $2.6 million in acquisition-related expense and do not include any impact of the acquired operations of HTLF.

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per common share data)
	Q3	Q2	Q3
	2025	2025	2024
Net income (GAAP)	$188,316	$217,394	$109,643
Net income available to common shareholders (GAAP)	180,372	215,382	109,643
Earnings per common share - diluted (GAAP)	2.36	2.82	2.23

Operating pre-tax, pre-provision income (Non-GAAP)(i)	293,383	309,182	154,594
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)(i)	3.84	4.06	3.15

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	301,697	317,473	161,195
Operating pre-tax, pre-provision earnings per common share - FTE - diluted (Non-GAAP)(i)	3.95	4.17	3.28

Net operating income available to common shareholders (Non-GAAP)(i)	206,546	225,379	110,358
Operating earnings per common share - diluted (Non-GAAP)(i)	2.70	2.96	2.25

GAAP
Return on average assets	1.04%	1.29%	1.01%
Return on average common equity	10.14	12.72	12.63
Efficiency ratio	58.09	53.38	61.69

Non-GAAP(i)
Operating return on average assets	1.20%	1.35%	1.01%
Operating return on average common equity	11.61	13.31	12.71
Operating efficiency ratio	53.02	51.48	61.46

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	September	September
	YTD	YTD
	2025	2024
Net income (GAAP)	$487,043	$321,246
Net income available to common shareholders (GAAP)	475,074	321,246
Earnings per common share - diluted (GAAP)	6.53	6.56

Operating pre-tax, pre-provision income (Non-GAAP)(i)	835,858	458,885
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)(i)	11.49	9.37

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	859,968	478,409
Operating pre-tax, pre-provision earnings per common share - FTE - diluted (Non-GAAP)(i)	11.82	9.76

Net operating income available to common shareholders (Non-GAAP)(i)	600,803	336,943
Operating earnings per common share - diluted (Non-GAAP)(i)	8.26	6.88

GAAP
Return on average assets	0.98%	1.01%
Return on average common equity	9.84	13.13
Efficiency ratio	58.48	62.82

Non-GAAP(i)
Operating return on average assets	1.23%	1.06%
Operating return on average common equity	12.45	13.77
Operating efficiency ratio	53.21	61.12

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2025	2025	2024	LQ	PY
Net interest income	$475,042	$467,024	$247,376	$8,018	$227,666
Noninterest income:
Trust and securities processing	87,926	83,263	74,222	4,663	13,704
Trading and investment banking	7,026	6,170	7,118	856	(92)
Service charges on deposit accounts	29,150	28,865	20,089	285	9,061
Insurance fees and commissions	307	189	282	118	25
Brokerage fees	20,470	20,525	15,749	(55)	4,721
Bankcard fees	29,561	29,018	22,394	543	7,167
Investment securities (losses) gains, net	(4,093)	37,685	2,623	(41,778)	(6,716)
Other	32,951	16,470	16,266	16,481	16,685
Total noninterest income	$203,298	$222,185	$158,743	$(18,887)	$44,555
Total revenue	$678,340	$689,209	$406,119	$(10,869)	$272,221
Net interest income (FTE)	$483,356	$475,315	$253,977
Net interest margin (FTE)	3.04%	3.10%	2.46%
Total noninterest income as a % of total revenue	30.0	32.2	39.1

Net interest income

•
Third quarter 2025 net interest income totaled $475.0 million, an increase of $8.0 million, or 1.7%, from the linked quarter, driven primarily by continued organic growth in average loans and average earning assets. These increases were partially offset by higher interest expense driven by an increase of $1.7 billion in average interest-bearing deposits and mix changes and lower purchase accounting accretion income.
•
Average earning assets increased $1.7 billion, or 2.7%, from the linked quarter, largely driven by increases of $1.3 billion in average securities and $731.8 million in average loans.
•
Average interest-bearing liabilities increased $1.7 billion, or 3.9%, from the linked quarter, primarily driven by an increase of $1.7 billion, or 4.0%, in interest-bearing deposits. Average noninterest-bearing deposits decreased $544.4 million, or 3.8%, as compared to the linked quarter.
•
Net interest margin for the third quarter was 3.04%, a decrease of six basis points from the linked quarter, due to higher yields on interest-bearing deposits driven by strong growth in higher-cost asset servicing client deposit balances, lower yields on loans due to lower purchase accounting accretion income, and a three-basis-point impact from lower benefit from free funds.
•
On a year-over-year basis, net interest income increased $227.7 million, or 92.0%, driven by a $22.1 billion, or 53.8%, increase in average earning assets, primarily due to rate and mix changes related to the acquisition of HTLF. Average loans increased $12.8 billion, average securities increased $6.3 billion, and average interest bearing due from banks increased $2.7 billion.
•
Average deposits increased 60.8% compared to the third quarter of 2024, reflecting strong organic growth as well as the impact of acquired HTLF balances, partially offset by intentional decline in brokered certificate of deposit balances. Average interest-bearing deposits increased 66.4%, and noninterest-bearing demand deposit balances increased 45.9% compared to the third quarter of 2024. Average demand deposit balances comprised 24.4% of total deposits, compared to 25.9% in the linked quarter and 26.9% in the third quarter of 2024.
•
Average borrowed funds decreased $27.7 million as compared to the linked quarter and decreased $836.6 million as compared to the third quarter of 2024, driven by the repayment of the 2020 subordinated debt issuance during the third quarter of 2025 as well as repayment of borrowings under the BTFP and FHLB advances during the fourth quarter of 2024.

Noninterest income

•
Third quarter 2025 noninterest income decreased $18.9 million, or 8.5%, on a linked-quarter basis, largely due to:
o
A decline of $41.8 million in investment securities gains, primarily driven by the pre-tax gain of $29.4 million on the company's investment in Voyager Technologies, Inc., which completed its initial public offering in June 2025, coupled with pre-tax gains of $8.2 million on the sale of two non-marketable investments in the second quarter, as well as $7.1 million in net losses on the company's marketable securities during the third quarter.
o
These decreases were partially offset by the following increases:
▪
Increases of $7.3 million in company-owned life insurance income, $5.0 million in bank-owned life insurance income, $2.5 million related to a legal settlement in the third quarter, and $1.9 million in derivative income, all recorded in other income. The increase in company-owned life insurance was offset by a proportionate increase in deferred compensation as noted below.
▪
An increase of $4.7 million in trust and securities processing, primarily due to increases of $1.9 million in fund services income, $1.5 million in corporate trust income, and $1.2 million in trust income.

•
Compared to the prior year, noninterest income in the third quarter of 2025 increased $44.6 million, or 28.1%, primarily driven by:

o
Increases of $5.0 million in bank-owned life insurance income, $3.8 million in derivative income, $3.7 million in company-owned life insurance income, and a $2.5 million legal settlement in the third quarter, all recorded in other income. The increase in company-owned life insurance was offset by a proportionate increase in deferred compensation as noted below.
o
An increase of $13.7 million in trust and securities processing driven by increases of $6.4 million in trust income, $4.0 million in fund services income, and $3.3 million in corporate trust income.
o
An increase of $9.1 million in service charges on deposit accounts, primarily driven by increased service charge income on interest-bearing checking accounts, largely due to the HTLF acquisition and increased corporate service charges income.
o
Increases of $7.2 million in bankcard income due to increased interchange income, partially offset by increased rebate expense, and $4.7 million in brokerage income due to higher 12b-1 fees and money market income.
o
These increases were partially offset by a decrease of $6.7 million in investment securities gains, primarily driven by $7.1 million in net losses on the company's marketable securities during the third quarter.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2025	2025	2024	LQ	PY
Salaries and employee benefits	$220,329	$213,551	$146,984	$6,778	$73,345
Occupancy, net	19,149	18,571	12,274	578	6,875
Equipment	16,563	16,426	15,988	137	575
Supplies and services	10,492	6,383	4,967	4,109	5,525
Marketing and business development	11,094	11,344	6,817	(250)	4,277
Processing fees	45,008	43,638	29,697	1,370	15,311
Legal and consulting	21,616	18,468	9,518	3,148	12,098
Bankcard	11,775	12,363	12,482	(588)	(707)
Amortization of other intangible assets	25,317	25,268	1,917	49	23,400
Regulatory fees	8,091	9,259	4,686	(1,168)	3,405
Other	29,851	17,897	7,124	11,954	22,727
Total noninterest expense	$419,285	$393,168	$252,454	$26,117	$166,831

•
GAAP noninterest expense for the third quarter of 2025 was $419.3 million, an increase of $26.1 million, or 6.6%, from the linked quarter and $166.8 million, or 66.1% from the third quarter of 2024. Third quarter 2025 expenses included $35.6 million in total acquisition-related and other nonrecurring costs, compared to $13.5 million in the linked quarter and $2.6 million in the third quarter of 2024. Operating noninterest expense, a non-GAAP financial measure reconciled later in this release to noninterest expense, the nearest comparable GAAP measure, was $385.0 million for the third quarter of 2025, an increase of $4.9 million, or 1.3%, from the linked quarter and an increase of $133.4 million, or 53.0%, from the third quarter of 2024.
•
The linked-quarter increase in GAAP noninterest expense was driven by:

o
An increase of $12.0 million in other expense driven by $19.2 million in fees for termination of legacy HTLF contracts, partially offset by a $7.5 million decrease in charitable contribution expense.
o
An increase of $7.0 million in deferred compensation expense, recorded in salaries and employee benefits. The increase in deferred compensation expense was offset by the increase in company-owned life insurance income noted above.
o
Increases of $4.1 million in supplies and services expense due to purchases of hardware and printing and mailing of conversion notices to customers during the third quarter, and $3.1 million in legal and consulting expense due to the timing of multiple projects.
•
The year-over-year increase in GAAP noninterest expense was driven by:
o
Increases of $73.3 million in salaries and employee benefits expense, driven by the additional associates added as part of the HTLF acquisition, and $23.4 million in amortization of intangibles. Amortization of intangibles includes amortization of the core deposit intangible, customer list, and purchased credit card relationship intangibles recognized from the HTLF acquisition.
o
An increase of $22.7 million in other expense driven by $19.2 million in fees for termination of legacy HTLF contracts, coupled with a $1.1 million increase in operational losses.
o
Increases of $15.3 million in processing fees, driven by increased software subscription costs, and $12.1 million in legal and consulting expense primarily due to non-recurring transaction costs and timing of multiple projects.
o
Increases of $6.9 million in occupancy expense due to branch buildings and office locations added to the company's footprint related to the HTLF acquisition, and $5.5 million in supplies and services due to the printing and mailing of conversion notices to customers and increased computer hardware costs during the third quarter of 2025.
•
Third quarter 2025 noninterest expense included $35.6 million in total acquisition-related and other nonrecurring costs, compared to $13.5 million in the linked quarter, and $2.6 million in the third quarter of 2024. During the third quarter of 2025, this expense was composed primarily of $19.6 million in other expense for contract termination fees as discussed above, $9.2 million in legal and consulting expense, $4.5 million in salaries and employee benefits, and $3.5 million in supplies and services expense. During the linked quarter, the $13.5 million in acquisition-related expense was primarily composed of $7.5 million in legal and consulting expense, $4.3 million in salaries and employee benefits, and $1.1 million in supplies and services expense. During the third quarter of 2024, acquisition-related expense was primarily composed of $2.5 million in legal and consulting expense.

Income taxes

•
The company’s effective tax rate was 19.4% for the nine months ended September 30, 2025, compared to 19.0% for the same period in 2024. The increase in the effective tax rate in 2025 is primarily attributable to a smaller portion of income being earned from tax-exempt municipal securities, along with an increase in the state marginal tax rate.

Balance sheet

•
Average total assets for the third quarter of 2025 were $68.5 billion compared to $66.9 billion for the linked quarter and $43.3 billion for the same period in 2024.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2025	2025	2024	LQ	PY
Commercial and industrial	$14,787,494	$14,293,892	$10,279,196	$493,602	$4,508,298
Specialty lending	570,079	561,669	508,957	8,410	61,122
Commercial real estate	16,372,831	16,163,813	9,669,076	209,018	6,703,755
Consumer real estate	4,306,981	4,255,571	3,045,229	51,410	1,261,752
Consumer	242,526	295,118	164,105	(52,592)	78,421
Credit cards	755,635	754,601	613,663	1,034	141,972
Leases and other	102,965	82,089	106,937	20,876	(3,972)
Total loans	$37,138,511	$36,406,753	$24,387,163	$731,758	$12,751,348

•
Average loans for the third quarter of 2025 increased $731.8 million, or 2.0%, on a linked-quarter basis and $12.8 billion, or 52.3%, compared to the third quarter of 2024. These increases reflect continued organic momentum across legacy UMB geographies, as well as the impact of acquired HTLF balances.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2025	2025	2024	LQ	PY
Securities available for sale:
U.S. Treasury	$2,134,787	$1,806,041	$821,308	$328,746	$1,313,479
U.S. Agencies	81,708	85,969	166,250	(4,261)	(84,542)
Mortgage-backed	7,379,243	6,285,195	3,888,879	1,094,048	3,490,364
State and political subdivisions	2,425,931	2,403,741	1,240,199	22,190	1,185,732
Corporates	236,483	271,915	320,570	(35,432)	(84,087)
Collateralized loan obligations	557,125	553,844	340,604	3,281	216,521
Total securities available for sale	$12,815,277	$11,406,705	$6,777,810	$1,408,572	$6,037,467
Securities held to maturity:
U.S. Treasury	$8,019	$—	$—	$8,019	$8,019
U.S. Agencies	—	49,643	116,286	(49,643)	(116,286)
Mortgage-backed	2,402,963	2,439,844	2,597,430	(36,881)	(194,467)
State and political subdivisions	3,045,676	3,108,030	2,785,138	(62,354)	260,538
Total securities held to maturity	$5,456,658	$5,597,517	$5,498,854	$(140,859)	$(42,196)
Trading securities	$12,098	$16,693	$19,743	$(4,595)	$(7,645)
Other securities	734,793	679,212	447,698	55,581	287,095
Total securities	$19,018,826	$17,700,127	$12,744,105	$1,318,699	$6,274,721

•
Average total securities increased 7.5% on a linked-quarter basis and 49.2% compared to the third quarter of 2024.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2025	2025	2024	LQ	PY
Deposits:
Noninterest-bearing demand	$13,858,827	$14,403,211	$9,502,106	$(544,384)	$4,356,721
Interest-bearing demand and savings	39,555,585	37,958,601	23,779,651	1,596,984	15,775,934
Time deposits	3,349,181	3,287,556	2,010,199	61,625	1,338,982
Total deposits	$56,763,593	$55,649,368	$35,291,956	$1,114,225	$21,471,637
Noninterest bearing deposits as % of total	24.4%	25.9%	26.9%

•
Average deposits increased 2.0% on a linked-quarter basis and 60.8% compared to the third quarter of 2024. These increases reflect continued organic momentum across legacy UMB geographies as well as the impact of acquired HTLF balances.
•
The linked quarter decline in average demand deposits was driven by expected seasonal declines in certain corporate trust client balances.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	September 30, 2025	June 30, 2025	September 30, 2024
Total equity	$7,443,950	$7,285,765	$3,535,489
Total common equity	7,161,853	6,885,023	3,535,489
Accumulated other comprehensive loss, net	(324,842)	(442,047)	(395,856)
Book value per common share	94.29	90.68	72.45
Tangible book value per common share (Non-GAAP)(i)	63.40	59.80	66.86

Regulatory capital:
Common equity Tier 1 capital	$5,226,775	$4,974,093	$3,691,874
Tier 1 capital	5,520,841	5,378,860	3,691,874
Total capital	6,406,709	6,438,598	4,324,890

Regulatory capital ratios:
Common equity Tier 1 capital ratio	10.70%	10.39%	11.22%
Tier 1 risk-based capital ratio	11.30	11.24	11.22
Total risk-based capital ratio	13.11	13.46	13.14
Tier 1 leverage ratio	8.33	8.34	8.58

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

•
At September 30, 2025, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.
•
In mid-July 2025, the company redeemed $115.0 million in outstanding Series A non-cumulative perpetual preferred stock.
•
In mid-September 2025, the company redeemed the $188.9 million in outstanding 3.70% fixed-to-fixed rate subordinated notes due 2030.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q1	Q4	Q3
	2025	2025	2025	2024	2024
Net charge-offs - total loans	$18,383	$15,462	$35,872	$8,935	$8,454
Net loan charge-offs as a % of total average loans	0.20%	0.17%	0.45%	0.14%	0.14%
Loans over 90 days past due	$6,131	$6,813	$6,346	$7,602	$7,133
Loans over 90 days past due as a % of total loans	0.02%	0.02%	0.02%	0.03%	0.03%
Nonaccrual and restructured loans	$131,965	$97,029	$100,885	$19,282	$19,291
Nonaccrual and restructured loans as a % of total loans	0.35%	0.26%	0.28%	0.08%	0.08%
Provision for credit losses	$22,500	$21,000	$86,000	$19,000	$18,000

•
Provision for credit losses for the third quarter increased $1.5 million from the linked quarter and increased $4.5 million from the third quarter of 2024. The change in provision expense is driven by ongoing recalibrations of econometric loss models and general portfolio trends in the current periods as compared to the prior periods.
•
Net charge-offs for the third quarter totaled $18.4 million, or 0.20% of average loans, compared to $15.5 million, or 0.17% of average loans in the linked quarter, and $8.5 million, or 0.14% of average loans for the third quarter of 2024.
•
Nonaccrual loans increased to $132.0 million, or 0.35% of total loans; the increase compared to the linked quarter was primarily driven by the addition of two legacy HTLF loans to nonaccrual status. At September 30, 2025, these loans held a substantially adequate Purchase Credit Deteriorated (PCD) reserve against them.

Conference Call

The company will host a conference call to discuss its third quarter 2025 earnings results on Wednesday, October 29, 2025, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 833-470-1428 or (international) 646-844-6383 and requesting to join the UMB Financial call with access code 522391. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 3Q 2025 Conference Call

A replay of the conference call may be heard through November 12, 2025, by calling (toll-free) 866-813-9403 or (international) 929-458-6194. The replay access code required for playback is 252760. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income available to common shareholders, operating earnings per share – diluted (operating EPS), operating return on average common equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, operating pre-tax, pre-provision income (operating PTPP), operating pre-tax, pre-provision earnings per share – diluted (operating PTPP EPS), operating pre-tax, pre-provision income on a fully tax equivalent basis (operating PTPP-FTE), operating pre-tax, pre-provision FTE earnings per share – diluted (operating PTPP-FTE EPS), tangible common shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income available to common shareholders, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, operating PTPP, operating PTPP EPS, operating PTPP-FTE, operating PTPP-FTE EPS, tangible common shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items, and the FDIC special assessment that management does not believe reflect the company’s fundamental operating performance.

Net operating income available to common shareholders for the relevant period is defined as GAAP net income available to common shareholders, adjusted to reflect the impact of excluding expenses related to Day 1 acquisition provision expense, acquisitions, severance expense, the FDIC special assessment, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income available to common shareholders, divided by the company’s average total common shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income available to common shareholders, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Operating PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Tangible common shareholders’ equity for the relevant period is defined as GAAP common shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible common shareholders’ equity divided by the Company’s total common shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2024, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve; and impacts related to or resulting from instability in the Middle East and Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Mo. UMB offers commercial banking, which includes comprehensive deposit, lending, investment and retirement plan services; personal banking, which includes comprehensive deposit, lending, wealth management and financial planning services; and institutional banking, which includes asset servicing, corporate trust solutions, investment banking and healthcare services. UMB operates branches throughout Missouri, Arizona, California, Colorado, Iowa, Kansas, Illinois, Minnesota, Nebraska, New Mexico, Oklahoma, Texas, and Wisconsin. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	September 30,
	2025	2024
ASSETS
Loans	$37,706,507	$24,990,791
Allowance for credit losses on loans	(404,971)	(248,907)
Net loans	37,301,536	24,741,884
Loans held for sale	3,170	5,176
Securities:
Available for sale	13,378,280	7,015,998
Held to maturity, net of allowance for credit losses	5,652,387	5,474,710
Trading securities	35,811	35,839
Other securities	719,575	465,477
Total securities	19,786,053	12,992,024
Federal funds sold and resell agreements	765,113	399,234
Interest-bearing due from banks	7,892,392	6,601,866
Cash and due from banks	1,073,005	778,069
Premises and equipment, net	398,607	222,056
Accrued income	331,645	218,651
Goodwill	1,835,298	207,385
Other intangibles, net	511,450	65,564
Other assets	1,982,912	1,264,519
Total assets	$71,881,181	$47,496,428

LIABILITIES
Deposits:
Noninterest-bearing demand	$16,188,227	$12,840,940
Interest-bearing demand and savings	40,549,723	24,798,869
Time deposits under $250,000	1,985,352	1,245,532
Time deposits of $250,000 or more	1,412,541	817,251
Total deposits	60,135,843	39,702,592
Federal funds purchased and repurchase agreements	2,838,597	2,023,297
Short-term debt	—	1,050,000
Long-term debt	471,331	384,758
Accrued expenses and taxes	453,437	387,223
Other liabilities	538,023	413,069
Total liabilities	64,437,231	43,960,939

SHAREHOLDERS' EQUITY
Series B Fixed-Rate Reset Non-Cumulative Perpetual Preferred stock	294,066	—
Common stock	78,666	55,057
Capital surplus	4,001,834	1,138,350
Retained earnings	3,559,717	3,074,617
Accumulated other comprehensive loss, net	(324,842)	(395,856)
Treasury stock	(165,491)	(336,679)
Total shareholders' equity	7,443,950	3,535,489
Total liabilities and shareholders' equity	$71,881,181	$47,496,428

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
INTEREST INCOME
Loans	$629,057	$416,400	$1,768,875	$1,202,317
Securities:
Taxable interest	138,176	63,466	358,709	186,159
Tax-exempt interest	33,035	24,578	96,022	74,988
Total securities income	171,211	88,044	454,731	261,147
Federal funds and resell agreements	9,365	4,990	25,050	11,726
Interest-bearing due from banks	68,952	47,969	217,811	139,831
Trading securities	312	291	937	1,020
Total interest income	878,897	557,694	2,467,404	1,616,041
INTEREST EXPENSE
Deposits	362,882	262,599	1,009,441	726,999
Federal funds and repurchase agreements	28,632	27,070	81,845	82,813
Other	12,341	20,649	36,413	74,311
Total interest expense	403,855	310,318	1,127,699	884,123
Net interest income	475,042	247,376	1,339,705	731,918
Provision for credit losses	22,500	18,000	129,500	42,050
Net interest income after provision for credit losses	452,542	229,376	1,210,205	689,868
NONINTEREST INCOME
Trust and securities processing	87,926	74,222	250,970	213,710
Trading and investment banking	7,026	7,118	19,107	18,041
Service charges on deposit accounts	29,150	20,089	85,472	63,107
Insurance fees and commissions	307	282	674	832
Brokerage fees	20,470	15,749	59,097	42,929
Bankcard fees	29,561	22,394	84,872	66,708
Investment securities (losses) gains, net	(4,093)	2,623	28,810	10,127
Other	32,951	16,266	62,679	47,452
Total noninterest income	203,298	158,743	591,681	462,906
NONINTEREST EXPENSE
Salaries and employee benefits	220,329	146,984	655,278	432,851
Occupancy, net	19,149	12,274	53,789	36,267
Equipment	16,563	15,988	49,937	48,094
Supplies and services	10,492	4,967	21,660	11,672
Marketing and business development	11,094	6,817	30,436	19,440
Processing fees	45,008	29,697	129,496	87,334
Legal and consulting	21,616	9,518	68,690	33,978
Bankcard	11,775	12,482	36,933	34,867
Amortization of other intangible assets	25,317	1,917	68,067	5,788
Regulatory fees	8,091	4,686	25,587	26,649
Other	29,851	7,124	57,367	19,385
Total noninterest expense	419,285	252,454	1,197,240	756,325
Income before income taxes	236,555	135,665	604,646	396,449
Income tax expense	48,239	26,022	117,603	75,203
NET INCOME	188,316	109,643	487,043	321,246
Less: Preferred dividends	7,944	—	11,969	—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$180,372	$109,643	$475,074	$321,246

PER SHARE DATA
Net income per common share – basic	$2.38	$2.25	$6.57	$6.59
Net income per common share – diluted	2.36	2.23	6.53	6.56

Dividends per common share	0.40	0.39	1.20	1.17
Weighted average common shares outstanding – basic	75,943,943	48,775,072	72,349,952	48,727,914
Weighted average common shares outstanding – diluted	76,366,818	49,078,497	72,744,289	48,993,581

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income	$188,316	$109,643	$487,043	$321,246
Other comprehensive income (loss), before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	145,415	229,285	264,987	175,005
Less: Reclassification adjustment for net gains included in net income	(91)	—	(514)	(139)
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	8,007	9,618	24,286	27,345
Change in unrealized gains and losses on debt securities	153,331	238,903	288,759	202,211
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	(380)	40,445	36,652	18,012
Less: Reclassification adjustment for net losses (gains) included in net income	3,114	(1,666)	5,131	(7,392)
Change in unrealized gains and losses on derivative hedges	2,734	38,779	41,783	10,620
Other comprehensive income (loss), before tax	156,065	277,682	330,542	212,831
Income tax expense	(38,860)	(67,904)	(82,334)	(51,752)
Other comprehensive income (loss)	117,205	209,778	248,208	161,079
Comprehensive income (loss)	$305,521	$319,421	$735,251	$482,325

Consolidated Statements of Shareholders' Equity			UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Preferred Stock	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
Balance - January 1, 2024	$—	$55,057	$1,134,363	$2,810,824	$(556,935)	$(342,890)	$3,100,419
Total comprehensive income	—	—	—	321,246	161,079	—	482,325
Dividends ($1.17 per share)	—	—	—	(57,453)	—	—	(57,453)
Purchase of treasury stock	—	—	—	—	—	(7,738)	(7,738)
Issuances of equity awards, net of forfeitures	—	—	(11,220)	—	—	11,923	703
Recognition of equity-based compensation	—	—	14,886	—	—	—	14,886
Sale of treasury stock	—	—	237	—	—	184	421
Exercise of stock options	—	—	1,433	—	—	1,842	3,275
Common stock issuance costs	—	—	(1,349)	—	—	—	(1,349)
Balance - September 30, 2024	$—	$55,057	$1,138,350	$3,074,617	$(395,856)	$(336,679)	$3,535,489

Balance - January 1, 2025	$—	$55,057	$1,145,638	$3,174,948	$(573,050)	$(336,052)	$3,466,541
Total comprehensive income	—	—	—	487,043	248,208	—	735,251
Cash dividends declared:
Preferred dividends Series A ($350.00 per share)	—	—	—	(4,025)	—	—	(4,025)
Preferred dividends Series B ($264.79 per share)	—	—	—	(7,944)	—		(7,944)
Common dividends ($1.20 per share)	—	—	—	(90,510)	—	—	(90,510)
Purchase of treasury stock	—	—	—	—	—	(17,549)	(17,549)
Issuances of equity awards, net of forfeitures	—	—	(18,663)	—	—	19,463	800
Recognition of equity-based compensation	—	—	48,021	—	—	—	48,021
Sale of treasury stock	—	—	265	—	—	261	526
Exercise of stock options	—	—	115	—	—	301	416
Common stock issuance	—	—	67,056	—	—	168,085	235,141
Preferred stock issuance, net of issuance costs	294,066	—	—	—	—	—	294,066
Preferred stock redemption	(110,705)	—	(4,500)	205	—	—	(115,000)
Stock issuance for acquisition, net of issuance costs	110,705	23,609	2,763,902	—	—	—	2,898,216
Balance - September 30, 2025	$294,066	$78,666	$4,001,834	$3,559,717	$(324,842)	$(165,491)	$7,443,950

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended September 30,
	2025		2024
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$37,138,511	6.72%	$24,387,163	6.79%
Securities:
Taxable	14,798,834	3.70	9,122,386	2.77
Tax-exempt	4,207,894	3.89	3,601,976	3.43
Total securities	19,006,728	3.75	12,724,362	2.96
Federal funds and resell agreements	727,473	5.11	328,240	6.05
Interest bearing due from banks	6,223,615	4.40	3,562,746	5.36
Trading securities	12,098	10.72	19,743	6.37
Total earning assets	63,108,425	5.58	41,022,254	5.47
Allowance for credit losses	(388,761)		(239,950)
Other assets	5,775,638		2,484,538
Total assets	$68,495,302		$43,266,842

Liabilities and Shareholders' Equity
Interest-bearing deposits	$42,904,766	3.36%	$25,789,850	4.05%
Federal funds and repurchase agreements	2,863,481	3.97	2,298,240	4.69
Borrowed funds	627,827	7.80	1,464,393	5.61
Total interest-bearing liabilities	46,396,074	3.45	29,552,483	4.18
Noninterest-bearing demand deposits	13,858,827		9,502,106
Other liabilities	879,659		757,379
Shareholders' equity	7,360,742		3,454,874
Total liabilities and shareholders' equity	$68,495,302		$43,266,842
Net interest spread		2.13%		1.29%
Net interest margin		3.04		2.46

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Nine Months Ended September 30,
	2025		2024
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$35,302,675	6.70%	$23,850,976	6.73%
Securities:
Taxable	13,312,899	3.60	9,140,270	2.72
Tax-exempt	4,201,302	3.82	3,657,837	3.44
Total securities	17,514,201	3.65	12,798,107	2.93
Federal funds and resell agreements	656,637	5.10	260,520	6.01
Interest bearing due from banks	6,562,011	4.44	3,451,537	5.41
Trading securities	16,519	8.00	21,333	6.88
Total earning assets	60,052,043	5.55	40,382,473	5.41
Allowance for credit losses	(359,267)		(230,181)
Other assets	5,449,485		2,433,597
Total assets	$65,142,261		$42,585,889

Liabilities and Shareholders' Equity
Interest-bearing deposits	$40,357,901	3.34%	$24,500,489	3.96%
Federal funds and repurchase agreements	2,775,160	3.94	2,367,985	4.67
Borrowed funds	618,153	7.88	1,796,230	5.53
Total interest-bearing liabilities	43,751,214	3.45	28,664,704	4.12
Noninterest-bearing demand deposits	13,898,325		9,889,099
Other liabilities	856,522		764,733
Shareholders' equity	6,636,200		3,267,353
Total liabilities and shareholders' equity	$65,142,261		$42,585,889
Net interest spread		2.10%		1.29%
Net interest margin		3.04		2.49

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30, 2025
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$331,555	$60,997	$82,490	$475,042
Provision for credit losses	19,465	460	2,575	22,500
Noninterest income	56,089	115,379	31,830	203,298
Noninterest expense	187,031	110,613	121,641	419,285
Income (loss) before taxes	181,148	65,303	(9,896)	236,555
Income tax expense (benefit)	36,940	13,317	(2,018)	48,239
Net income (loss)	$144,208	$51,986	$(7,878)	$188,316

	Three Months Ended September 30, 2024
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$168,353	$44,757	$34,266	$247,376
Provision for credit losses	15,947	252	1,801	18,000
Noninterest income	31,383	99,598	27,762	158,743
Noninterest expense	87,823	100,011	64,620	252,454
Income (loss) before taxes	95,966	44,092	(4,393)	135,665
Income tax expense (benefit)	18,407	8,457	(842)	26,022
Net income (loss)	$77,559	$35,635	$(3,551)	$109,643

	Nine Months Ended September 30, 2025
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$928,091	$188,487	$223,127	$1,339,705
Provision for credit losses	104,550	1,325	23,625	129,500
Noninterest income	136,527	327,171	127,983	591,681
Noninterest expense	530,691	323,015	343,534	1,197,240
Income (loss) before taxes	429,377	191,318	(16,049)	604,646
Income tax expense (benefit)	83,513	37,211	(3,121)	117,603
Net income (loss)	$345,864	$154,107	$(12,928)	$487,043

	Nine Months Ended September 30, 2024
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$487,498	$144,708	$99,712	$731,918
Provision for credit losses	35,770	753	5,527	42,050
Noninterest income	104,195	285,199	73,512	462,906
Noninterest expense	271,732	290,128	194,465	756,325
Income (loss) before taxes	284,191	139,026	(26,768)	396,449
Income tax expense (benefit)	53,909	26,372	(5,078)	75,203
Net income (loss)	$230,282	$112,654	$(21,690)	$321,246

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at September 30, 2025.

Non-GAAP Financial Measures

Net operating income available to common shareholders Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income available to common shareholders (GAAP)	$180,372	$109,643	$475,074	$321,246
Adjustments:
Day 1 acquisition provision expense	—	—	62,037	—
Acquisition expense	35,603	2,611	102,266	12,592
Severance expense	404	48	1,222	324
FDIC special assessment	(1,679)	(1,730)	(1,776)	7,470
Tax-impact of adjustments (i)	(8,154)	(214)	(38,020)	(4,689)
Total Non-GAAP adjustments (net of tax)	26,174	715	125,729	15,697
Net operating income (Non-GAAP)	$206,546	$110,358	$600,803	$336,943

Earnings per common share - diluted (GAAP)	$2.36	$2.23	$6.53	$6.56
Day 1 acquisition provision expense	—	—	0.85	—
Acquisition expense	0.46	0.06	1.40	0.26
Severance expense	0.01	—	0.02	0.01
FDIC special assessment	(0.02)	(0.04)	(0.02)	0.15
Tax-impact of adjustments (i)	(0.11)	—	(0.52)	(0.10)
Operating earnings per common share - diluted (Non-GAAP)	$2.70	$2.25	$8.26	$6.88

GAAP
Return on average assets	1.04%	1.01%	0.98%	1.01%
Return on average common equity	10.14	12.63	9.84	13.13

Non-GAAP
Operating return on average assets	1.20%	1.01%	1.23%	1.06%
Operating return on average common equity	11.61	12.71	12.45	13.77

(i) Calculated using the company’s marginal tax rate of 24.0% for 2025 and 23.0% for 2024. Certain merger-related expenses are non-deductible.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Noninterest expense	$419,285	$252,454	$1,197,240	$756,325
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	35,603	2,611	102,266	12,592
Severance expense	404	48	1,222	324
FDIC special assessment	(1,679)	(1,730)	(1,776)	7,470
Total Non-GAAP adjustments (pre-tax)	34,328	929	101,712	20,386
Operating noninterest expense (Non-GAAP)	$384,957	$251,525	$1,095,528	$735,939

Noninterest expense	$419,285	$252,454	$1,197,240	$756,325
Less: Amortization of other intangibles	25,317	1,917	68,067	5,788
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$393,968	$250,537	$1,129,173	$750,537

Operating noninterest expense	$384,957	$251,525	$1,095,528	$735,939
Less: Amortization of other intangibles	25,317	1,917	68,067	5,788
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$359,640	$249,608	$1,027,461	$730,151

Net interest income	$475,042	$247,376	$1,339,705	$731,918
Noninterest income	203,298	158,743	591,681	462,906
Less: Gains on sales of securities available for sale, net	91	—	514	139
Total Non-GAAP Revenue (denominator A)	$678,249	$406,119	$1,930,872	$1,194,685

Efficiency ratio (numerator A/denominator A)	58.09%	61.69%	58.48%	62.82%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	53.02	61.46	53.21	61.12

Operating pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net interest income (GAAP)	$475,042	$247,376	$1,339,705	$731,918
Noninterest income (GAAP)	203,298	158,743	591,681	462,906

Noninterest expense (GAAP)	419,285	252,454	1,197,240	756,325
Adjustments to arrive at operating noninterest expense:
Acquisition expense	35,603	2,611	102,266	12,592
Severance expense	404	48	1,222	324
FDIC special assessment	(1,679)	(1,730)	(1,776)	7,470
Total Non-GAAP adjustments	34,328	929	101,712	20,386
Operating noninterest expense (Non-GAAP)	384,957	251,525	1,095,528	735,939
Operating pre-tax, pre-provision income (Non-GAAP)	$293,383	$154,594	$835,858	$458,885

Net interest income earnings per common share - diluted (GAAP)	$6.22	$5.04	$18.42	$14.94
Noninterest income (GAAP)	2.66	3.24	8.13	9.45
Noninterest expense (GAAP)	5.49	5.15	16.46	15.44
Acquisition expense	0.46	0.06	1.40	0.26
Severance expense	0.01	—	0.02	0.01
FDIC special assessment	(0.02)	(0.04)	(0.02)	0.15
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)	$3.84	$3.15	$11.49	$9.37

Operating pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net interest income (GAAP)	$475,042	$247,376	$1,339,705	$731,918
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	8,314	6,601	24,110	19,524
Net interest income - FTE (Non-GAAP)	483,356	253,977	1,363,815	751,442

Noninterest income (GAAP)	203,298	158,743	591,681	462,906

Noninterest expense (GAAP)	419,285	252,454	1,197,240	756,325
Adjustments to arrive at operating noninterest expense:
Acquisition expense	35,603	2,611	102,266	12,592
Severance expense	404	48	1,222	324
FDIC special assessment	(1,679)	(1,730)	(1,776)	7,470
Total Non-GAAP adjustments	34,328	929	101,712	20,386
Operating noninterest expense (Non-GAAP)	384,957	251,525	1,095,528	735,939
Operating pre-tax, pre-provision income - FTE (Non-GAAP)	$301,697	$161,195	$859,968	$478,409

Net interest income earnings per common share - diluted (GAAP)	$6.22	$5.04	$18.42	$14.94
Tax equivalent interest	0.11	0.13	0.33	0.39
Net interest income - FTE (Non-GAAP)	6.33	5.17	18.75	15.33
Noninterest income (GAAP)	2.66	3.24	8.13	9.45
Noninterest expense (GAAP)	5.49	5.15	16.46	15.44
Acquisition expense	0.46	0.06	1.40	0.26
Severance expense	0.01	—	0.02	0.01
FDIC special assessment	(0.02)	(0.04)	(0.02)	0.15
Operating pre-tax, pre-provision income - FTE earnings per common share - diluted (Non-GAAP)	$3.95	$3.28	$11.82	$9.76

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of September 30,
	2025	2024
Total common shareholders' equity (GAAP)	$7,161,853	$3,535,489
Less: Intangible assets
Goodwill	1,835,298	207,385
Other intangibles, net	511,450	65,564
Total intangibles, net	2,346,748	272,949
Total tangible common shareholders' equity (Non-GAAP)	$4,815,105	$3,262,540

Total common shares outstanding	75,953,713	48,797,672

Ratio of total common shareholders' equity (book value) per share	$94.29	$72.45
Ratio of total tangible common shareholders' equity (tangible book value) per share (Non-GAAP)	63.40	66.86